Exhibit 5.1

Mont E. Tanner, Esq.

 Law Offices of

   Mont E. Tanner

                     Attorney at Law

                                2950 East Flamingo Road, Suite G, Las Vegas, NV  89121

                                                    Telephone:  (702) 369-9614

                                                     Facsimile:  (702) 369-5731

                                                                               MTANNERLAW@AOL.COM

           July 24, 2017

Folkup Development Inc.

Mileve Maric Ajnstajn 72

Novi Beograd, Republic of Serbia 11070

Re:

REVISED LEGAL OPINION RE : FOLKUP DEVELOPMENT INC FORM S-1 REGISTRATION STATEMENT

Gentlemen:

Our Office has been retained by Folkup Development Inc., a Nevada Corporation  (the "Company"), in connection with the preparation of a Registration Statement on Form S-1, including the prospectus constituting a part thereof (the "Registration Statement"), being filed by the Company with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to the registration of the offering of an aggregate of 3,000,000  shares of common stock of the Company (the “Common Stock”) for sale at a share price of $0.03 by the Company as named in the Registration Statement.

In connection with our representation of the Company, and as a basis for the opinions hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following (collectively, the "Documents"):

1. The Registration Statement;

2. The Company's Articles of Incorporation;

3. The Company's Bylaws;

4. Resolutions adopted by the Company's Board of Directors approving, among other things, (i) the issuance of the Registered Shares and (ii) the filing of the Registration Statement, together with the exhibits thereto; and,

5. Such other documents and records and other certificates and instruments and matters of law as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In rendering the opinions set forth below, we have assumed: (i) the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies and the authenticity of the originals of such latter documents; (ii) each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so; and, (iii) each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and the obligations of each party set forth therein are legal, valid and binding obligations of such party and are enforceable against such party in accordance with all stated terms.

As to matters of fact, we have relied upon the Documents and, solely to the extent we deemed reasonably appropriate, upon representations or certificates of officers or directors of the Company, without independently verifying the accuracy of such documents, records and instruments.

Based solely upon and subject to the foregoing, and subject to the assumptions, limitations and qualifications stated herein, we are of the opinion that the 3,000,000 shares of Common Stock offered for sale through this primary offering and S-1 Registration Statement will be validly issued, fully paid and non-assessable.

This opinion letter is limited to the matters stated herein, and no opinions may be implied or inferred beyond the matters expressly stated herein. We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

We do not express any opinion herein concerning any law other than the laws of the State of Nevada and the federal laws of the United States.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein. In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

Law Offices of Mont E. Tanner

___________________________

             Mont E. Tanner, Esq.